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                               THE STATE OF TEXAS
                               SECRETARY OF STATE

     IT IS HEREBY CERTIFIED that the attached is/are true and correct copies of the following described document(s) on file in this office:

                              OCCUCENTERS I, L.P.
                                 FILE #93240-10

CERTIFICATE OF LIMITED PARTNERSHIP                             NOVEMBER 15, 1996
ASSUMED NAME CERTIFICATE                                        OCTOBER 19, 1998

                                   IN TESTIMONY WHEREOF, I HAVE HEREUNTO SIGNED MY NAME OFFICIALLY AND CAUSED TO BE IMPRESSED HEREON THE SEAL OF STATE AT MY OFFICE IN THE CITY OF AUSTIN, ON AUGUST 9, 1999.


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                                                       /s/ Elton Bomer
                                             -----------------------------------
                                                         ELTON BOMER          PH
                                                      SECRETARY OF STATE

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                                  ------------------------------
                                                               FILED
                                                        In the Office of the
                                                   Secretary of State of Texas
                                                           Nov 15 1996

                                                       Corporations Section
                                                  ------------------------------


1. The name of the limited partnership is: OccuCenters I, L.P.

2. The address of the registered office is 360 N. St. Paul Street, Dallas, Texas 75201.

3. The name of the registered agent at the above address is CT. Corporation System.

4. The address where the records of the limited partnership are to be kept or made available (pursuant to TRLPA art. 6132a-1, sec. 1.07) is 3010 LBJ Freeway, Suite 400. Dallas, Tx 75234.

5. The name, mailing address and street address of the business or residence of each general partner is as follows:

          GENERAL PARTNER                MAILING/BUSINESS ADDRESS
          ---------------                ------------------------

          OccuCenters, Inc.              3010 LBJ Freeway, Suite 400
                                         Dallas, TX 75234


                                         OCCUCENTERS, INC.

                                         By: /s/ Richard A. Parr II
                                             ---------------------------------
                                         Richard A. Parr II, Executive
                                         Vice President and General Counsel

                            ASSUMED NAME CERTIFICATE

                                                 ------------------------------
                                                               FILED
                                                        In the Office of the
                                                   Secretary of State of Texas
                                                           Oct 19 1998

                                                       Corporations Section
                                                  ------------------------------


1. The name of the corporation limited liability company, limited partnership or registered limited liability partnership as stated in its articles of incorporation, articles of organization, certificate of limited partnership, application or comparable document is OccuCenters I, L.P.
                                         ---------------------------------------

   -----------------------------------------------------------------------------

2. The assumed name under which the business or professional service is or is to be conducted or rendered is Concentra Medical Centers.
                               -------------------------------------------------

3. The state, country, or other jurisdiction under the laws of which it was incorporated, organized or associated is Texas, and the address of its registered or similar office in that jurisdiction is 350 North St. Paul Street, Suite 2900, Dallas, TX 75201.
   -----------------------------------------------------------------------------

4. The period, not to exceed 10 years, during which the assumed name will be used is 10 years.
           ---------------------------------------------------------------------

5. The entity is a (circle one): business corporation, non-profit corporation, professional corporation, professional association, limited liability company, limited partnership, registered limited liability partnership or some other type of incorporated business, professional or other association (specify)

   ----------------------------------------------------------------------------.

6. If the entity is required to maintain a registered office in Texas, the address of the registered office is 350 North St. Paul Street, Suite 2900, Dallas, TX 75201 and the name of its registered agent at such address is CT Corporation System. The address of the principal office (if not the same as the registered office) is 5080 Spectrum Drive, Suite 400 West, Dallas TX 75248.
   -----------------------------------------------------------------------------

7. If the entity is not required to or does not maintain a registered office in Texas, the office address in Texas is _______________________________________
   and if the entity is not incorporated, organized or associated under the laws of Texas, the address of its place of business in Texas is
   _____________________________________________________________________________
   and  the   office   address   elsewhere   is   ______________________________
   ____________________________________________________________________________.

8. The county or counties where business or professional services are being or are to be conducted or rendered under such assumed name are (if applicable, use the designation "ALL" or "ALL EXCEPT"):

   ALL
   ----------------------------------------------------------------------------.

     (Certificate must be executed and notarized on the back of this form.)

                                             /s/ Richard A. Parr II
                                ------------------------------------------------
                                 Signature of officer, general partner, manager,
                                representative or attorney-in-fact of the entity

                                    Richard A. Parr II
                                    Executive Vice President and General Counsel

Before me on this 12th day of October, 1998, personally appeared Richard A. Parr, II and acknowledged to me that _________ he executed the foregoing certificate for the purposes therein expressed.

---------------------------------------------------
[Notary Seal Omitted]        BEVERLY MURPHY
                     Notary Public, State of Texas
                    My Commission Expires 6-13-99
---------------------------------------------------

                                                       /s/ Beverly Murphy
                                              ----------------------------------
                                                   Notary Public, State of Texas
                                                                  Beverly Murphy

                INSTRUCTION FOR FILING ASSUMED NAME CERTIFICATE

1. A corporation, limited liability company, limited partnership or registered limited liability partnership, which regularly conducts business or renders a professional service in this state under a name other than the name contained in its articles of incorporation, articles of organization, certificate of limited partnership or application, must file an assumed name certificate with the secretary of state and with the appropriate county clerk in accordance with section 36.11 of the Texas Business and Commerce Code.

2. The information provided in paragraph 6 as regards the registered agent and registered office address in Texas must match the information on file in this office. To verify the information on file with this office, you may contact our corporate information unit at (512) 463-5555. Forms to change the registered agent/office are available from this office should you require to update this information.

3. A certificate executed and acknowledged by an attorney-in-fact shall include a statement that the attorney-in-fact has been duly authorized in writing by his principal to execute and acknowledge his name.

4. For purposes of filing with the secretary of state, the assumed name registrant should submit an originally executed assumed name certificate accompanied by the filing fee of $25 to the SECRETARY OF STATE, STATUTORY FILINGS DIVISION, CORPORATIONS SECTION, P.O. BOX 13697, AUSTIN, TEXAS 78711-3697. THE PHONE NUMBER IS (512) 463-5582, TDD: (800) 735-2989, FAX:
    (512) 463-5709.

5. All assumed name certificates to be filed with the county clerk must be forwarded directly to the appropriate county clerk by the assumed name registrant.

6. Whenever an event occurs that causes the information in the assumed name certificate to become materially misleading (e.g. change of registered agent/office or a change of name), a new certificate must be filed within 60 days after the occurrence of the events which necessitate the filing.

7. A registrant that ceases to transact business or render professional services under an assumed name for which a certificate has been filed may file an abandonment of use pursuant to the Texas Business and Commerce Code, ss.36.14. Forms for this purpose are available from this office.